Exhibit 99.1

News Release

Immediate Release

Columbus McKinnon Announces Repricing of $1,453 million Term Loan B and $500 million Revolving Credit Facility

CHARLOTTE, NC, September 22, 2026 - Columbus McKinnon Corporation (Nasdaq: CMCO) (“CMCO” or the “Company”), a leading designer, manufacturer and marketer of intelligent motion solutions for material handling, today announced that on September 21, 2026 it completed an opportunistic repricing of its existing $1,453 million Term Loan B due February 3, 2033 (the “Term Loan B”) and $500 million Revolving Credit Facility (the “Revolver”) through an amendment (the “Amendment”) to its existing credit agreement dated as of February 3, 2026 (as amended, the “Amended Credit Agreement”).

The Amendment reduced the applicable interest rate margin on both the Revolver and the Term Loan B by 50 basis points, resulting in an interest rate for the Term Loan B of SOFR plus 3.00% per annum. All other material provisions under the Amended Credit Agreement, including the maturity dates, remain unchanged.

“I am very pleased with the successful debt repricing transaction, which is expected to reduce annual cash interest expense by at least $7.3 million,” said John Linker, Executive Vice President and Chief Financial Officer. “Enabled by our integration progress and strong financial performance in early fiscal 2027, this repricing accelerates CMCO’s value creation strategy by improving our ability to pay down debt, which continues to be our priority for capital allocation, and reflects increased confidence in cost synergy realization.”

About Columbus McKinnon Corporation

CMCO is a global leader in intelligent motion solutions designed to advance performance and productivity, helping customers move the world forward with confidence. Guided by its mission to deliver innovative solutions with unmatched safety, quality and reliability, CMCO enables efficient lifting, positioning, securing and movement of materials across a wide range of end markets. Its portfolio spans five key platforms: lifting hardware consumables, hoists and cranes, precision conveyance, automation and linear motion. Driven by a vision for a safer, more productive tomorrow, CMCO partners with customers to solve some of their most complex intralogistics challenges and keep industry in motion. Comprehensive information is available at www.cmco.com.

Safe Harbor Statement

This news release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are generally identified by the use of forward-looking terminology, including the terms “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “illustrative,” “intend,” “likely,” “may,” “opportunity,” “plan,” “possible,” “potential,” “predict,” “project,” “shall,” “should,” “target,” “will,” “would” and, in each case, their negative or other various or comparable terminology. Forward-looking statements are not based on historical facts, but instead represent our current expectations and assumptions regarding our business, the economy and other future conditions, and involve known and unknown risks, uncertainties and other factors that could cause the actual results, performance or achievements of the Company to differ materially from any future results, performance or achievements expressed or implied by the forward-looking statements. It is not possible to predict or identify all such risks. These risks include, but are not limited to, the risk factors that are described under the section titled “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended March 31, 2026 as well as in our other filings with the Securities and Exchange Commission, which are available on its website at www.sec.gov. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Forward-looking statements speak only as of the date they are made. CMCO undertakes no duty to update publicly any such forward-looking statement, whether as a result of new information, future events or otherwise, except as may be required by applicable law, regulation or other competent legal authority.

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Contacts:

Alexandre Eldredge

Investor.Relations@cmco.com